Exhibit 99.1
ITW Reports Fourth Quarter and Full Year 2025 Results

Fourth Quarter 2025 Highlights
•Revenue of $4.1 billion, an increase of 4.1%
•Operating margin of 26.5%, as enterprise initiatives contributed 140 bps
•GAAP EPS of $2.72, an increase of 7%

2025 Highlights
•Revenue of $16 billion, an increase of 0.9%
•Customer-Back Innovation contributed 2.4% to revenue growth, an increase of 40 bps
•Operating margin of 26.3%, as enterprise initiatives contributed 130 bps
•GAAP EPS of $10.49 exceeded the prior guidance mid-point of $10.45

2026 Guidance
•Revenue growth of 2 to 4%, organic growth of 1 to 3%
•Operating margin expansion of approximately 100 bps with enterprise initiatives contributing 100 bps
•GAAP EPS of $11.00 to $11.40, an increase of 7% at the mid-point

GLENVIEW, IL., February 3, 2026 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth quarter and full year 2025 results.

“ITW delivered a solid finish to the year, marked by more than four percent revenue growth and a seven percent increase in GAAP earnings per share. As a result of our disciplined execution across all seven segments, we expanded both operating margin and income to record levels in the quarter,” said Christopher O’Herlihy, President and Chief Executive Officer.

“Our results over the past year demonstrate that ITW is well-positioned to deliver solid financial performance in any environment as we consistently exceeded market growth while improving profitability and margins. Notably, our Customer-Back Innovation initiatives were a primary catalyst, contributing 2.4 percent to revenue growth in 2025. Building on this momentum, we expect to continue outperforming our end markets in 2026 as we leverage ITW’s unique business model to drive consistent, above-market organic growth with best-in-class margins and returns. I extend my sincere gratitude to our global colleagues for their unwavering dedication to serving our customers and executing our strategy with excellence,” O’Herlihy concluded.

Fourth Quarter 2025 Results
Fourth quarter revenue of $4.1 billion increased by 4.1 percent and organic revenue growth was 1.3 percent. Foreign currency translation increased revenue by 2.5 percent and acquisitions added 0.3 percent.

GAAP EPS of $2.72 increased seven percent. Operating margin of 26.5 percent increased 30 basis points as enterprise initiatives contributed 140 basis points. Segment operating margin increased 120 basis points to 27.7 percent. Operating cash flow was $1 billion, and free cash flow was $0.9 billion with a conversion of 109 percent to net income. During the quarter, the company repurchased $375 million of its own shares and the effective tax rate was 22.8 percent.

Full Year 2025 Results
Full year revenue of $16 billion increased 0.9 percent as organic revenue was flat. Foreign currency translation increased revenue by 0.8 percent and acquisitions contributed 0.1 percent to revenues.

GAAP EPS of $10.49 exceeded the prior guidance mid-point of $10.45. Operating income was $4.2 billion and operating margin was 26.3 percent with enterprise initiatives contributing 130 basis points. Segment operating margin of 27.2 percent increased 70 basis points. Pricing and supply chain actions successfully offset the tariff impact for the year. Six of seven segments expanded operating margins with three segments achieving operating margins above 30 percent.

Operating cash flow was $3.1 billion and free cash flow was $2.7 billion, with a conversion of 88 percent to net income. The company invested approximately $0.8 billion to support the long-term growth of its highly profitable businesses and returned $3.3 billion to shareholders through dividends and share repurchases. The effective tax rate was 22.7 percent.

2026 Guidance
ITW is initiating 2026 guidance including GAAP EPS in the range of $11.00 to $11.40 per share, which represents seven percent earnings growth at the mid-point. The company projects revenue growth of two to four percent and organic growth of one to three percent based on current levels of demand and present foreign exchange rates.

Operating margin is projected to be in the range of 26.5 to 27.5 percent, an improvement of approximately 100 basis points with enterprise initiatives contributing 100 basis points.

All seven segments are expected to deliver positive organic growth and operating margin expansion in 2026.

Free cash flow is projected to be greater than 100 percent of net income, and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is 23.5 to 24.5 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential impact of tariffs, the Company’s projected pricing actions, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted earnings per share, after-tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, and the Company’s 2026 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2024 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $16 billion in 2025. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 43,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2025	2024	2025	2024
Operating Revenue	$4,093	$3,932	$16,044	$15,898
Cost of revenue	2,284	2,221	8,969	8,858
Selling, administrative, and research and development expenses	704	655	2,779	2,675
Amortization and impairment of intangible assets	20	25	80	101
Operating Income	1,085	1,031	4,216	4,264
Interest expense	(75)	(68)	(292)	(283)
Other income (expense)	14	20	42	441
Income Before Taxes	1,024	983	3,966	4,422
Income taxes	234	233	900	934
Net Income	$790	$750	$3,066	$3,488

Net Income Per Share:
Basic	$2.73	$2.55	$10.52	$11.75
Diluted	$2.72	$2.54	$10.49	$11.71

Cash Dividends Per Share:
Paid	$1.61	$1.50	$6.11	$5.70
Declared	$1.61	$1.50	$6.22	$5.80

Shares of Common Stock Outstanding During the Period:
Average	289.5	294.7	291.5	296.8
Average assuming dilution	290.2	295.8	292.3	297.8

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and equivalents	$851	$948
Trade receivables	3,227	2,991
Inventories	1,659	1,605
Prepaid expenses and other current assets	463	312
Total current assets	6,200	5,856

Net plant and equipment	2,230	2,036
Goodwill	5,098	4,839
Intangible assets	591	592
Deferred income taxes	519	369
Other assets	1,510	1,375
	$16,148	$15,067

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$2,286	$1,555
Accounts payable	522	519
Accrued expenses	1,636	1,576
Cash dividends payable	465	441
Income taxes payable	217	217
Total current liabilities	5,126	4,308

Noncurrent Liabilities:
Long-term debt	6,683	6,308
Deferred income taxes	154	119
Other liabilities	959	1,015
Total noncurrent liabilities	7,796	7,442

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,771	1,669
Retained earnings	30,150	28,893
Common stock held in treasury	(26,875)	(25,375)
Accumulated other comprehensive income (loss)	(1,827)	(1,877)
Noncontrolling interest	1	1
Total stockholders' equity	3,226	3,317
	$16,148	$15,067

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$827	$180	21.8%
Food Equipment	698	196	28.0%
Test & Measurement and Electronics	789	221	28.1%
Welding	462	153	33.3%
Polymers & Fluids	457	132	29.0%
Construction Products	431	126	29.0%
Specialty Products	433	124	28.7%
Intersegment	(4)	—	—%
Total Segments	4,093	1,132	27.7%
Unallocated	—	(47)	—%
Total Company	$4,093	$1,085	26.5%

Twelve Months Ended December 31, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,288	$693	21.1%
Food Equipment	2,699	753	27.9%
Test & Measurement and Electronics	2,825	694	24.6%
Welding	1,890	621	32.9%
Polymers & Fluids	1,765	493	27.9%
Construction Products	1,820	550	30.2%
Specialty Products	1,775	553	31.2%
Intersegment	(18)	—	—%
Total Segments	16,044	4,357	27.2%
Unallocated	—	(141)	—%
Total Company	$16,044	$4,216	26.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2025 vs. Q4 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	1.9%	0.7%	1.8%	2.3%	4.7%	(3.5)%	1.1%	1.3%
Acquisitions/ Divestitures	—%	—%	1.5%	—%	—%	—%	—%	0.3%
Translation	3.6%	3.1%	2.2%	1.0%	1.8%	2.0%	2.9%	2.5%
Operating Revenue	5.5%	3.8%	5.5%	3.3%	6.5%	(1.5)%	4.0%	4.1%

Q4 2025 vs. Q4 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	10 bps	40 bps	40 bps	80 bps	(80) bps	30 bps	30 bps
Changes in Variable Margin & OH Costs	130 bps	70 bps	130 bps	200 bps	60 bps	190 bps	10 bps	10 bps
Total Organic	170 bps	80 bps	170 bps	240 bps	140 bps	110 bps	40 bps	40 bps
Acquisitions/ Divestitures	—	—	(60) bps	—	—	—	—	(10) bps
Restructuring/Other	30 bps	—	—	(30) bps	(30) bps	(10) bps	(10) bps	—
Total Operating Margin Change	200 bps	80 bps	110 bps	210 bps	110 bps	100 bps	30 bps	30 bps

Total Operating Margin % *	21.8%	28.0%	28.1%	33.3%	29.0%	29.0%	28.7%	26.5%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	10 bps	120 bps	—	130 bps	10 bps	20 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.05) on GAAP earnings per share for the fourth quarter of 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2025 vs Full Year 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.0%	0.8%	(1.4)%	2.0%	(0.2)%	(5.1)%	1.0%	—%
Acquisitions/ Divestitures	—%	—%	0.4%	—%	—%	—%	—%	0.1%
Translation	1.2%	1.1%	1.2%	0.1%	0.3%	0.5%	0.8%	0.8%
Operating Revenue	3.2%	1.9%	0.2%	2.1%	0.1%	(4.6)%	1.8%	0.9%

Full Year 2025 vs Full Year 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	20 bps	(40) bps	30 bps	10 bps	(110) bps	20 bps	—
Changes in Variable Margin & OH Costs	110 bps	40 bps	60 bps	30 bps	50 bps	170 bps	70 bps	(50) bps
Total Organic	150 bps	60 bps	20 bps	60 bps	60 bps	60 bps	90 bps	(50) bps
Acquisitions/ Divestitures	—	—	(20) bps	—	—	—	—	—
Restructuring/Other	—	10 bps	(30) bps	—	(10) bps	30 bps	—	—
Total Operating Margin Change	150 bps	70 bps	(30) bps	60 bps	50 bps	90 bps	90 bps	(50) bps

Total Operating Margin % *	21.1%	27.9%	24.6%	32.9%	27.9%	30.2%	31.2%	26.3%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	20 bps	10 bps	130 bps	10 bps	150 bps	10 bps	10 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.21) on GAAP earnings per share for 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2025	2024	2025	2024
Numerator:
Net income	$790	$750	$3,066	$3,488
Net discrete tax benefit related to the third quarter 2025	—	—	(27)	—
Discrete tax benefit related to the first quarter 2025	—	—	(21)	—
Net discrete tax benefit related to the third quarter 2024	—	—	—	(121)
Interest expense, net of tax (1)	57	51	222	215
Other (income) expense, net of tax (1)	(10)	(16)	(32)	(336)
Operating income after taxes	$837	$785	$3,208	$3,246

Denominator:
Invested capital:
Cash and equivalents	$851	$948	$851	$948
Trade receivables	3,227	2,991	3,227	2,991
Inventories	1,659	1,605	1,659	1,605
Net plant and equipment	2,230	2,036	2,230	2,036
Goodwill and intangible assets	5,689	5,431	5,689	5,431
Accounts payable and accrued expenses	(2,158)	(2,095)	(2,158)	(2,095)
Debt	(8,969)	(7,863)	(8,969)	(7,863)
Other, net	697	264	697	264
Total net assets (stockholders' equity)	3,226	3,317	3,226	3,317
Cash and equivalents	(851)	(948)	(851)	(948)
Debt	8,969	7,863	8,969	7,863
Total invested capital	$11,344	$10,232	$11,344	$10,232

Average invested capital (2)	$11,285	$10,511	$10,959	$10,419

Net income to average invested capital (3)	28.0%	28.6%	28.0%	33.5%
After-tax return on average invested capital (3)	29.7%	29.9%	29.3%	31.2%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended December 31, 2025 and 2024 was 22.8% and 23.7%, respectively, and 23.9%, and 23.8% for the twelve months ended December 31, 2025 and 2024, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended December 31, 2025 and 2024 were converted to an annual rate by multiplying the calculated return by 4.

A reconciliation of the 2025 effective tax rate, excluding the third quarter 2025 net discrete tax benefit of $27 million, which included a favorable discrete tax benefit of $43 million related to the estimated U.S. federal tax liability for 2024, partially offset by a $16 million discrete tax expense related primarily to the resolution of a foreign tax audit, and excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Twelve Months Ended
	December 31, 2025
Dollars in millions	Income Taxes	Tax Rate
As reported	$900	22.7%
Net discrete tax benefit related to the third quarter 2025	27	0.7%
Discrete tax benefit related to the first quarter 2025	21	0.5%
As adjusted	$948	23.9%

A reconciliation of the 2024 effective tax rate excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Twelve Months Ended
	December 31, 2024
Dollars in millions	Income Taxes	Tax Rate
As reported	$934	21.1%
Net discrete tax benefit related to the third quarter 2024	121	2.7%
As adjusted	$1,055	23.8%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2025	2024	2025	2024
Net cash provided by operating activities	$963	$1,114	$3,126	$3,281
Less: Additions to plant and equipment	(105)	(118)	(419)	(437)
Free cash flow	$858	$996	$2,707	$2,844

Net income	$790	$750	$3,066	$3,488

Net cash provided by operating activities to net income conversion rate	122%	149%	102%	94%
Free cash flow to net income conversion rate	109%	133%	88%	82%

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

Twelve Months Ended
December 31, 2024
As reported	$11.71
Impact of sale of noncontrolling interest in Wilsonart (1)	(1.26)
Cumulative effect of change in inventory accounting method, net of tax (2)	(0.30)
As adjusted	$10.15

(1)    Includes the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes.

(2)    Represents the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax).